Exhibit 99.1

Civista Bancshares, Inc. Announces Second Quarter 2024 Financial Results

Sandusky, Ohio, July 29, 2024 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced its unaudited financial results for the three- and six-month periods ended June 30, 2024.

Second quarter and year-to-date 2024 highlights:

•	Earnings per diluted share (EPS) for the quarter were $0.45, higher by $0.04, or 10%, than the prior quarter, and lower by $0.19, or 30%, from the year-ago quarter.

•	Net income of $7.1 million increased $0.7 million, or 11%, from the prior quarter and decreased $3.0 million, or 30%, compared to $10.0 million for the second quarter of 2023.

•	Cost of deposits of 210 basis points and total funding costs of 261 basis points for the quarter.

•	Based on the June 30, 2024 market close share price of $15.49, the $0.16 second quarter dividend is equivalent to an annualized yield of 4.13% and a dividend payout ratio of 35.6%.

CEO Commentary:

“Our second quarter earnings report shows solid loan and revenue growth compared to the last quarter, even with the higher interest expense on deposits”, said Dennis G. Shaffer, CEO and President of Civista.

“We kept our credit quality strong while funding new loans, especially in residential real estate and construction. This growth highlights our focus on expanding our lending to meet the rising demand for housing and construction financing. By offering customized loan solutions, we’ve been able to support the needs of our customers and communities.”, Shaffer commented.

Results of Operations:

For the three-month periods ended June 30 and March 31, 2024 and June 30, 2023

Net interest income decreased $0.6 million, or 2.2%, for the second quarter of 2024 compared to the first quarter of 2024. Interest income increased $0.5 million, which was more than offset by an increase in interest expense of $1.1 million. Both increases were driven by increases in rates and volume.

Compared to the same period of 2023 net interest income decreased $3.6 million, or 11.4%, for the second quarter of 2024. The lower net interest income was primarily driven by an increase in interest expense of $9.6 million, which was partially offset by an increase in interest income of $6.0 million.

The increase in interest income from the comparable prior year quarter was due to a 27-basis point increase in yield as well as a $264.8 million increase in average earning assets. The increase in volume can be attributed to organic growth.

The increase in interest expense from the comparable prior year quarter was due to the average rate paid on interest-bearing liabilities increasing 104 basis points as well as average interest-bearing liabilities increasing $428.2 million. The increase in interest-bearing liabilities was primarily in brokered time deposits and short-term borrowings to fund growth. This shift in the funding mix, as well as rising interest rates, continues to drive the increase in funding costs. Deposit costs have increased 118 basis points compared to a year ago. Net interest margin was 3.09% for the second quarter of 2024. It decreased 13 basis points from the first quarter of 2024, when it was 3.22%, and it decreased 66 basis points from the second quarter of 2023, when it was 3.75%.

Average Balance Analysis

(Unaudited - Dollars in thousands)

	Three Months Ended June 30,
	2024			2023
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate*	balance	Interest	rate*
Interest-earning assets:
Loans**	$2,964,377	$44,946	6.10%	$2,689,516	$39,252	5.85%
Taxable securities***	351,497	3,070	3.11%	370,002	2,984	2.93%
Non-taxable securities***	288,128	2,372	3.87%	288,513	2,319	3.79%
Interest-bearing deposits in other banks	15,807	205	5.22%	6,937	54	3.12%

Total interest-earning assets***	$3,619,809	$50,593	5.58%	$3,354,968	$44,609	5.31%

Noninterest-earning assets:
Cash and due from financial institutions	32,564			47,560
Premises and equipment, net	53,654			61,220
Accrued interest receivable	13,230			11,191
Intangible assets	134,473			135,669
Bank owned life insurance	61,871			53,878
Other assets	65,818			60,253
Less allowance for loan losses	(39,190)			(34,668)

Total Assets	$3,942,229			$3,690,071

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$1,339,503	$3,054	0.92%	$1,364,648	$1,546	0.45%
Time	926,831	12,451	5.40%	548,307	5,988	4.38%
Short-term FHLB borrowings	440,670	6,078	5.55%	242,395	3,113	5.15%
Long-term FHLB borrowings	2,031	12	2.38%	3,107	17	2.19%
Other borrowings	—	—	0.00%	109,248	1,406	5.16%
Subordinated debentures	103,999	1,247	4.83%	103,854	1,198	4.62%
Repurchase agreements	—	—	0.00%	13,234	2	0.06%

Total interest-bearing liabilities	$2,813,034	$22,842	3.27%	$2,384,793	$13,270	2.23%

Noninterest-bearing deposits	703,046			904,757
Other liabilities	60,365			52,874
Shareholders’ equity	365,784			347,647

Total Liabilities and Shareholders’ Equity	$3,942,229			$3,690,071

Net interest income and interest rate spread		$27,751	2.31%		$31,339	3.08%
Net interest margin***			3.09%			3.75%

*

- Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $631 thousand and $617 thousand for the periods ended June 30, 2024 and 2023, respectively.

**	- Average balance includes nonaccrual loans
***

- Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $69.4 million and $60.4 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

For the six-month periods ended June 30, 2024 and 2023

Net interest income decreased $7.8 million, or 12.2%, compared to the same period in 2023. Net interest margin decreased 71 basis points to 3.16% for the six months of 2024, compared to 3.87% for the same period a year ago.

Interest income increased $13.2 million, or 15.1%, for the first six months of 2024. Average earning assets increased $251.9 million and average yields increased 35 basis points. The increase in volume can be attributed to organic growth.

Interest expense increased $21.0 million, or 89%, for the first six months of 2024 compared to the same period of 2023. Average rates increased 121 basis points and average interest-bearing liabilities increased $419.7 million.

Average Balance Analysis

(Unaudited - Dollars in thousands)

	Six Months Ended June 30,
	2024			2023
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate*	balance	Interest	rate*
Interest-earning assets:
Loans**	$2,922,204	$89,431	6.15%	$2,669,830	$77,036	5.82%
Taxable securities***	351,156	6,004	3.06%	372,413	5,818	2.85%
Non-taxable securities***	291,758	4,747	3.86%	284,845	4,581	3.80%
Interest-bearing deposits in other banks	21,062	539	5.15%	7,166	99	2.79%

Total interest-earning assets***	$3,586,180	$100,721	5.62%	$3,334,254	$87,534	5.27%

Noninterest-earning assets:
Cash and due from financial institutions	31,123			44,584
Premises and equipment, net	54,317			62,002
Accrued interest receivable	12,977			10,924
Intangible assets	134,672			135,625
Bank owned life insurance	61,664			53,754
Other assets	62,414			60,478
Less allowance for loan losses	(38,273)			(32,555)

Total Assets	$3,905,074			$3,669,066

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$1,361,364	$7,039	1.04%	$1,374,305	$2,629	0.39%
Time	914,637	24,452	5.38%	429,016	8,137	3.82%
Short-term FHLB borrowings	384,679	10,593	5.54%	306,952	7,370	4.84%
Long-term FHLB borrowings	2,153	25	2.34%	3,274	37	2.28%
Other borrowings	—	—	0.00%	112,728	3,050	5.46%
Subordinated debentures	103,978	2,489	4.81%	103,834	2,367	4.60%
Repurchase agreements	—	—	0.00%	17,008	4	0.05%

Total interest-bearing liabilities	$2,766,811	$44,598	3.24%	$2,347,117	$23,594	2.03%

Noninterest-bearing deposits	707,806			926,929
Other liabilities	62,331			50,599
Shareholders’ equity	368,126			344,421

Total Liabilities and Shareholders’ Equity	$3,905,074			$3,669,066

Net interest income and interest rate spread		$56,123	2.38%		$63,940	3.24%
Net interest margin***			3.16%			3.87%

*

- Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $1.3 million and $1.2 million for the periods ended June 30, 2024 and 2023, respectively.

**	- Average balance includes nonaccrual loans
***

- 2024 and 2023 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $64.3 million and $61.8 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Provision for credit losses for the second quarter of 2024 was $1.8 million compared to $861 thousand for the second quarter of 2023. Provision for unfunded commitments for the second quarter of 2024 was ($145) thousand compared to $264 thousand for the second quarter of 2023.

Year-to-date 2024 provision for credit losses was $3.8 million compared to $1.5 million for the same period of 2023. The year-to-date 2024 provision for unfunded commitments was ($195) thousand compared to $465 thousand for the same period of 2023.

The increases in provision during the second quarter and the first six months of 2024 over the comparable prior year periods were primarily attributable to funding loan growth, as well as a charge-off associated with a discrete fraud event in the second quarter of 2024.

The reserve ratio as of June 30, 2024 was 1.32%, up from 1.30% at December 31, 2023.

For the second quarter of 2024, noninterest income totaled $10.5 million, an increase of $1.4 million, or 15.2%, compared to the prior year’s second quarter.

Noninterest income

(unaudited - dollars in thousands)	Three months ended June 30,
	2024	2023	$ change	% change
Service charges	$1,488	$1,831	$(343)	-18.7%
Net gain/(loss) on equity securities	74	(170)	244	143.5%
Net gain on sale of loans	888	615	273	44.4%
ATM/Interchange fees	1,416	1,450	(34)	-2.3%
Wealth management fees	1,337	1,180	157	13.3%
Lease revenue and residual income	3,529	2,201	1,328	60.3%
Bank owned life insurance	367	311	56	18.0%
Tax refund processing fees	—	475	(475)	-100.0%
Other	1,444	1,256	188	15.0%

Total noninterest income	$10,543	$9,149	$1,394	15.2%

Service charges for the second quarter of 2024 decreased $343 thousand as we have eliminated our representment fee and reduced our overdraft charges, the effect of which was partially offset by an increase in service fees.

Net gain/loss on equity securities was the result of a market valuation adjustment.

Lease revenue and residual income for the second quarter of 2024 increased $1.3 million due to increased income from leasing operations.

Tax refund processing fee income is now zero as we exited our relationship with a third-party processor that was in the tax refund processing business.

For the six months ended June 30, 2024, noninterest income totaled $19.0 million, a decrease of $1.2 million, or 5.8%, compared to the same period in the prior year.

Noninterest income

(unaudited - dollars in thousands)	Six months ended June 30,
	2024	2023	$ change	% change
Service charges	$2,928	$3,604	$(676)	-18.8%
Net gain/(loss) on equity securities	(67)	(238)	171	71.8%
Net gain on sale of loans	1,751	1,246	505	40.5%
ATM/Interchange fees	2,799	2,803	(4)	-0.1%
Wealth management fees	2,613	2,373	240	10.1%
Lease revenue and residual income	5,203	4,247	956	22.5%
Bank owned life insurance	717	564	153	27.1%
Tax refund processing fees	—	2,375	(2,375)	-100.0%
Other	3,103	3,243	(140)	-4.3%

Total noninterest income	$19,047	$20,217	$(1,170)	-5.8%

Service charges for the first six months of 2024 decreased $676 thousand as we have eliminated our representment fee and reduced our overdraft charges, the effect of which was partially offset by an increase in service fees.

Net gain/loss on equity securities was the result of a market valuation adjustment.

Net gain on sale of loans for the first six months of 2024 increased primarily due to an increase in volume of loans sold.

Lease revenue and residual income for the first six months of 2024 increased $956 thousand principally due to increased revenue from leasing operations.

Tax refund processing fee income is now zero as we exited our relationship with a third-party processor that was in the tax refund processing business.

For the second quarter of 2024, noninterest expense totaled $28.6 million, an increase of $866, or 3.1%, compared to the first quarter of 2024, and an increase of $906 thousand, or 3.3%, compared to the prior year’s second quarter.

Noninterest expense

(unaudited - dollars in thousands)	Three months ended June 30,
	2024	2023	$ change	% change
Compensation expense	$15,740	$14,978	$762	5.1%
Net occupancy and equipment	3,732	4,135	(403)	-9.7%
Contracted data processing	559	559	—	0.0%
Taxes and assessments	1,027	1,183	(156)	-13.2%
Professional services	1,249	1,239	10	0.8%
Amortization of intangible assets	366	399	(33)	-8.3%
ATM/Interchange expense	632	615	17	2.8%
Marketing	445	540	(95)	-17.6%
Software maintenance expense	1,176	1,059	117	11.0%
Other	3,629	2,942	687	23.4%

Total noninterest expense	$28,555	$27,649	$906	3.3%

Compensation expense for the second quarter of 2024 increased primarily due to annual merit increases, employee insurance and other payroll related expenses.

The decrease in occupancy and equipment expense for the second quarter of 2024 was primarily due to a decrease in equipment depreciation from leasing operations as operating leases mature.

The increase in software maintenance expense for the second quarter of 2024 was due to an increase in software maintenance contracts, including investments in digital banking.

Other expenses include expenses for the SBA, CDARS and ICS programs and additional ATM/Debit card losses.

The efficiency ratio was 72.6% for the quarter ended June 30, 2024, compared to 66.0% for the quarter ended June 30, 2023. The increase in the efficiency ratio was driven largely as a result of the decrease in net interest income.

For the six months ended June 30, 2024, noninterest expense totaled $56.2 million, an increase of $1.2 million, or 2.1%, compared to the same period in the prior year.

Noninterest expense

(unaudited - dollars in thousands)	Six months ended June 30,
	2024	2023	$ change	% change
Compensation expense	$31,197	$30,083	$1,114	3.7%
Net occupancy and equipment	7,635	8,255	(620)	-7.5%
Contracted data processing	1,104	1,079	25	2.3%
Taxes and assessments	1,996	1,957	39	2.0%
Professional services	2,398	2,794	(396)	-14.2%
Amortization of intangible assets	757	797	(40)	-5.0%
ATM/Interchange expense	1,257	1,195	62	5.2%
Marketing	924	1,045	(121)	-11.6%
Software maintenance expense	2,365	1,937	428	22.1%
Other	6,611	5,939	672	11.3%

Total noninterest expense	$56,244	$55,081	$1,163	2.1%

Compensation expense for the first six months of 2024 increased primarily due to annual merit increases, employee insurance and other payroll related expenses. The year-to-date average full time equivalent (FTE) employees were 538 at June 30, 2024, an increase of 6 FTEs over the same period in 2023.

The decrease in occupancy and equipment expense for the first six months of 2024 was primarily due to a decrease in equipment depreciation from leasing operations as operating leases mature.

Professional services for the first six months of 2024 decreased primarily due to advisory fees in 2023 for the company’s MasterCard contract of $400 thousand.

The increase in software maintenance expense for the first six months of 2024 was due to an increase in software maintenance contracts, including on new software related to digital banking investments.

Other expenses include expenses for the SBA, CDARS and ICS programs and ATM/Debit card losses.

The efficiency ratio was 72.5% for the first six months ended June 30, 2024 compared to 63.4% for the first six months ended June 30, 2023. The increase in the efficiency ratio was driven largely as a result of the decrease in net interest income and the reduction in non-interest income related to the exit from the tax refund processing business.

Income Taxes

Civista’s effective income tax rate for the second quarter 2024 was 12.6% compared to 14.3% in 2023. The effective income tax rate for the six months ended June 30, 2024 was 12.1% compared to 15.5% for the six months ended June 30, 2023.

Balance Sheet

Total assets increased $131.7 million, or 3.4%, from March 31, 2024 to June 30, 2024, primarily due to growth in the loan portfolio.

Total assets increased $150.5 million, or 3.9%, from December 31, 2023 to June 30, 2024, and $303.8 million, or 8.2% from June 30, 2023 to June 30, 2024.

End of period loans and leases:

(unaudited - dollars in thousands)
	June 30, 2024	December 31, 2023	$ Change	% Change
Commercial and Agriculture	$ 318,499	$ 304,793	$ 13,706	4.5%
Commercial Real Estate:
Owner Occupied	377,308	377,322	(14)	0.0%
Non-owner Occupied	1,213,341	1,161,893	51,448	4.4%
Residential Real Estate	729,213	659,841	69,372	10.5%
Real Estate Construction	283,446	260,409	23,037	8.8%
Farm Real Estate	24,376	24,771	(395)	-1.6%
Lease financing receivable	53,461	54,642	(1,181)	-2.2%
Consumer and Other	15,352	18,056	(2,704)	-15.0%

Total Loans	$3,014,996	$2,861,727	$153,269	5.4%

Loan and lease balances increased $153.3 million, or 5.4% since December 31, 2023. Commercial Real Estate loans continued to grow due to consistent demand in the Non-owner Occupied category, especially in multi-family in the major Ohio metropolitan areas. Real Estate Construction loans have increased with consistent demand for more projects across our footprint. The undrawn construction availability continues to be near all-time highs. Residential Real Estate loans have grown primarily due to more home construction loans and continued new production in our Community Reinvestment Act (“CRA”) product.

Deposits

Total deposits decreased $3.1 million or 0.1%, from March 31, 2024 to June 30, 2024.

Total deposits increased $34.8 million or 1.2%, from June 30, 2023 to June 30, 2024 and decreased $7.4 million, or 0.2%, from December 31, 2023 to June 30, 2024.

End of period deposit balances

(unaudited - dollars in thousands)
	June 30, 2024	December 31, 2023	$ Change	% Change
Noninterest-bearing demand	$691,203	$771,699	$(80,496)	-10.4%
Interest-bearing demand	409,848	449,449	(39,601)	-8.8%
Savings and money market	940,312	863,067	77,245	9.0%
Time deposits	936,254	900,813	35,441	3.9%

Total Deposits	$2,977,617	$2,985,028	$(7,411)	-0.2%

The $80.5 million decrease in noninterest-bearing demand deposits from December 31, 2023 was primarily due to a $49.0 million decrease in noninterest-bearing business accounts and a $24.8 million decrease in noninterest-bearing accounts related to the former tax refund processing program.

The $39.6 million decrease from December 31, 2023 in interest-bearing demand deposits was primarily due to a $17.2 million decrease in interest-bearing personal accounts, a $8.5 million decrease in Jumbo NOW accounts, and a $5.8 million decrease in interest-bearing business accounts.

The $77.2 million increase from December 31, 2023 in savings and money market was primarily due to a $54.1 million increase in brokered money market accounts, and a $6.8 million increase in business money market accounts.

The increase in time certificates from December 31, 2023 was primarily due to a $17.3 million increase in Jumbo time certificates, and a $18.3 million increase in retail time certificates, partially offset by a $19.3 million decrease in brokered time deposits.

FHLB overnight advances totaled $500.5 million on June 30, 2024, up from $338.0 million on December 31, 2023. FHLB term advances totaled $1.8 million on June 30, 2024, down from $2.4 million on December 31, 2023.

Stock Repurchase Program

On April 18, 2024, Civista announced a new common share repurchase program pursuant to which the Company was authorized to repurchase a maximum aggregate value of $13,500,000 of its outstanding common shares through April 15, 2025. As of June 30, 2024, no common shares had been repurchased under this common share repurchase program. During January 2024, a total of 8,262 shares (valued at $18.38 per share) were surrendered by employees to satisfy tax obligations stemming from vesting of restricted shares.

Shareholders’ Equity

Total shareholders’ equity at June 30, 2024 increased $3.8 million, or 1.0% from March 31, 2024, primarily due to a $4.5 million, or 2.4% increase in retained earnings, partially offset by a $0.6 million, or 1.1%, increase in accumulated other comprehensive loss.

Total shareholders’ equity at June 30, 2024 increased $1.8 million from December 31, 2023, primarily due to an $8.4 million increase in retained earnings, partially offset by an additional accumulated other comprehensive loss of $6.8 million.

Total shareholders’ equity at June 30, 2024 increased $23.9 million, or 6.8%, from June 30, 2023, due to increased retained earnings of $23.4 million, or 13.9%, and an additional accumulated other comprehensive loss of $1.4 million.

Asset Quality

Civista recorded net charge-offs of $1.1 million for the first six months of 2024 compared to net charge-offs of $36 thousand for the same period of 2023. The allowance for credit losses to loans ratio was 1.32% at June 30, 2024 and 1.30% at December 31, 2023. The increase in charge-offs was partially attributable to a $500 thousand charge-off on a commercial and industrial loan related to a fraud.

Allowance for Credit Losses
(dollars in thousands)
	June 30, 2024	June 30, 2023
January 1	$37,160	$28,511
CECL adoption adjustments	—	5,193
Charge-offs	(1,538)	(189)
Recoveries	455	153
Provision	3,842	1,481

End of period	$39,919	$35,149

Allowance for Unfunded Commitments
(dollars in thousands)
	June 30, 2024	June 30, 2023
January 1	$3,901	$—
CECL adoption adjustments	—	3,386
Charge-offs	—	—
Recoveries	—	—
Provision	(195)	465

End of period	$3,706	$3,851

Non-performing assets at June 30, 2024 were $17.1 million, a 13%, or $1.9 million increase from December 31, 2023. The non-performing assets to total assets ratio was 0.37% at June 30, 2024 and 0.39% at December 31, 2023, a decrease of 0.02%. The allowance for credit losses to non-performing loans was 233.47% at June 30, 2024, a decrease from 245.66% at December 31, 2023 and 327.05% at June 30, 2023.

Non-performing Assets:
(dollars in thousands)	June 30, 2024	December 31, 2023
Non-accrual loans	$15,209	$12,467
Restructured loans	1,889	2,659

Total non-performing loans	17,098	15,126
Other Real Estate Owned	—	—

Total non-performing assets	$17,098	$15,126

Conference Call and Webcast

Civista Bancshares, Inc. will host a conference call to discuss the Company’s financial results for the second quarter of 2024 at 1:00 p.m. ET on Monday, July 29, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company’s website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. second quarter 2024 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.civb.com).

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Civista Bancshares, Inc., is a $4.0 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 43 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division (formerly Vision Financial Group, Inc.), headquartered in Pittsburgh, Pennsylvania. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest income	$50,593	$44,609	$100,721	$87,534
Interest expense	22,842	13,270	44,598	23,594

Net interest income	27,751	31,339	56,123	63,940
Provision for credit losses	1,655	1,125	3,647	1,946

Net interest income after provision	26,096	30,214	52,476	61,994
Noninterest income	10,543	9,149	19,047	20,217
Noninterest expense	28,555	27,649	56,244	55,081

Income before taxes	8,084	11,714	15,279	27,130
Income tax expense	1,020	1,680	1,855	4,208

Net income	7,064	10,034	13,424	22,922
Dividends paid per common share	$0.16	$0.15	$0.32	$0.29
Earnings per common share
Basic
Net income	$7,064	$10,034	$13,424	$22,922

Less allocation of earnings and dividends to participating securities	266	374	492	831

Net income available to common shareholders - basic	$6,798	$9,660	$12,932	$22,091
Weighted average common shares outstanding	15,729,049	15,775,812	15,712,499	15,754,072
Less average participating securities	591,712	588,715	576,528	570,897

Weighted average number of shares outstanding used to calculate basic earnings per share	15,137,337	15,187,097	15,135,971	15,183,175

Earnings per common share
Basic	$0.45	$0.64	$0.85	$1.45
Diluted	0.45	0.64	0.85	1.45
Selected financial ratios:
Return on average assets	0.72%	1.12%	0.69%	1.29%
Return on average equity	7.77%	11.58%	7.33%	13.42%
Dividend payout ratio	35.63%	23.58%	37.46%	19.93%
Net interest margin (tax equivalent)	3.09%	3.75%	3.16%	3.87%
Effective income tax rate	12.6%	14.3%	12.1%	15.5%

Selected Balance Sheet Items

(Dollars in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(unaudited)	(unaudited)
Cash and due from financial institutions	$55,760	$60,406
Investment in time deposits	1,450	1,225
Investment securities	611,866	620,441
Loans held for sale	5,369	1,725
Loans	3,014,996	2,861,728
Less: allowance for credit losses	(39,919)	(37,160)

Net loans	2,975,077	2,824,568
Other securities	37,615	29,998
Premises and equipment, net	52,142	56,769
Goodwill and other intangibles	134,227	135,028
Bank owned life insurance	63,367	61,335
Other assets	75,041	69,923

Total assets	$4,011,914	$3,861,418

Total deposits	$2,977,616	$2,985,028
Federal Home Loan Bank advances - short term	500,500	338,000
Federal Home Loan Bank advances - long term	1,841	2,392
Subordinated debentures	104,026	103,943
Other borrowings	7,156	9,859
Securities purchased payable	—	—
Tax refunds in process	—	2,885
Accrued expenses and other liabilities	46,967	47,309
Total shareholders’ equity	373,808	372,002

Total liabilities and shareholders’ equity	$4,011,914	$3,861,418

Shares outstanding at period end	15,737,222	15,695,424
Book value per share	$23.75	$23.70
Equity to asset ratio	9.32%	9.63%
Selected asset quality ratios:
Allowance for credit losses to total loans	1.32%	1.30%
Non-performing assets to total assets	0.43%	0.39%
Allowance for credit losses to non-performing loans	233.47%	245.67%
Non-performing asset analysis
Nonaccrual loans	$15,209	$12,467
Troubled debt restructurings	1,889	2,659
Other real estate owned	—	—

Total	$17,098	$15,126

Supplemental Financial Information

(Unaudited - dollars in thousands except share data)

End of Period Balances	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Cash and due from banks	$55,760	$50,310	$60,406	$50,316	$41,354
Investment in time deposits	1,450	1,450	1,225	1,472	1,719
Investment securities	611,866	608,277	620,441	595,508	619,250
Loans held for sale	5,369	3,716	1,725	1,589	3,014
Loans and leases	3,014,996	2,898,139	2,861,728	2,759,771	2,728,390
Allowance for credit losses	(39,919)	(38,849)	(37,160)	(35,280)	(35,149)

Net Loans	2,975,077	2,859,290	2,824,568	2,724,491	2,693,241
Other securities	37,615	31,360	29,998	34,224	28,449
Premises and equipment, net	52,142	54,280	56,769	58,989	60,899
Goodwill and other intangibles	134,227	134,618	135,028	134,998	135,406
Bank owned life insurance	63,367	61,685	61,335	54,053	53,787
Other assets	75,041	75,272	69,923	82,157	70,971

Total Assets	$4,011,914	$3,880,258	$3,861,418	$3,737,797	$3,708,090

Liabilities
Total deposits	$2,977,616	$2,980,695	$2,985,028	$2,795,743	$2,942,774
Federal Home Loan Bank advances - short term	500,500	368,500	338,000	431,500	142,000
Federal Home Loan Bank advances - long term	1,841	2,211	2,392	2,573	2,859
Securities sold under agreement to repurchase	—	—	—	—	6,788
Subordinated debentures	104,026	103,984	103,943	103,921	103,880
Other borrowings	7,156	8,105	9,859	10,964	12,568
Secured borrowings	—	—	—	4,881	92,110
Securities purchased payable	—	—	—	1,755	—
Tax refunds in process	—	—	2,885	493	7,208
Accrued expenses and other liabilities	46,967	47,104	47,309	53,222	48,027

Total liabilities	3,638,106	3,510,599	3,489,416	3,405,052	3,358,214
Shareholders’ Equity
Common shares	311,529	311,352	311,166	310,975	310,784
Retained earnings	192,186	187,638	183,788	176,644	168,777
Treasury shares	(75,574)	(75,574)	(75,422)	(75,412)	(73,915)
Accumulated other comprehensive loss	(54,333)	(53,757)	(47,530)	(79,462)	(55,770)

Total shareholders’ equity	373,808	369,659	372,002	332,745	349,876
Total Liabilities and Shareholders’ Equity	$4,011,914	$3,880,258	$3,861,418	$3,737,797	$3,708,090

Quarterly Average Balances
Assets:
Earning assets	$3,619,809	$3,552,552	$3,449,344	$3,443,226	$3,354,968
Securities	639,625	646,203	645,202	645,202	658,515
Loans	2,964,377	2,880,031	2,805,995	2,742,736	2,689,516
Liabilities and Shareholders’ Equity
Total deposits	$2,969,380	$2,998,150	$2,977,802	$2,946,849	$2,817,712
Interest-bearing deposits	2,266,334	2,285,667	2,163,160	1,966,014	1,912,955
Other interest-bearing liabilities	546,700	431,919	383,877	178,614	471,837
Total shareholders’ equity	365,784	370,452	337,866	348,209	347,647

Supplemental Financial Information

(Unaudited - dollars in thousands except share data)

	Three Months Ended
Income statement	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total interest and dividend income	$50,593	$50,128	$48,599	$46,601	$44,609
Total interest expense	22,842	21,756	18,547	15,097	13,270

Net interest income	27,751	28,372	30,052	31,504	31,339
Provision for credit losses	1,800	2,042	2,325	630	861
Provision for unfunded commitments	(145)	(50)	(80)	130	264
Noninterest income	10,543	8,504	8,823	8,125	9,149
Noninterest expense	28,555	27,689	25,393	26,622	27,649

Income before taxes	8,084	7,195	11,237	12,247	11,714
Income tax expense	1,020	835	1,582	1,860	1,680

Net income	$7,064	$6,360	$9,655	$10,387	$10,034

Per share data
Earnings per common share
Basic
Net income	$7,064	$6,360	$9,655	$10,387	$10,034
Less allocation of earnings and dividends to participating securities	266	227	362	389	374

Net income available to common shareholders - basic	$6,798	$6,133	$9,293	$9,998	$9,660
Weighted average common shares outstanding	15,729,049	15,695,963	15,695,978	15,735,007	15,775,812
Less average participating securities	591,712	561,344	588,625	588,715	588,715

Weighted average number of shares outstanding used to calculate basic earnings per share	15,137,337	15,134,619	15,107,353	15,146,292	15,187,097

Earnings per common share
Basic	$0.45	$0.41	$0.62	$0.66	$0.64
Diluted	$0.45	0.41	0.62	0.66	0.64
Common shares dividend paid	$2,516	$2,510	$2,511	$2,521	$2,367
Dividends paid per common share	0.16	0.16	0.16	0.16	0.15

Supplemental Financial Information

(Unaudited - dollars in thousands except share data)

	Three Months Ended
Asset quality	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Allowance for credit losses:
Beginning of period	$38,849	$37,160	$35,280	$35,251	$34,196
Charge-offs	(887)	(651)	(577)	(666)	(14)
Recoveries	157	298	132	65	208
Provision	1,800	2,042	2,325	630	861

End of period	$39,919	$38,849	$37,160	$35,280	$35,251

Allowance for unfunded commitments:
Beginning of period	$3,851	$3,901	$3,981	$3,851	$3,587
Charge-offs	—	—	—	—	—
Recoveries	—	—	—	—	—
Provision	(145)	(50)	(80)	130	264

End of period	$3,706	$3,851	$3,901	$3,981	$3,851

Ratios
Allowance to total loans	1.32%	1.34%	1.30%	1.28%	1.29%
Allowance to non-performing assets	233.47%	247.06%	245.66%	308.52%	327.05%
Allowance to non-performing loans	233.47%	247.06%	245.66%	308.52%	327.05%
Non-performing assets to total assets	0.43%	0.41%	0.39%	0.31%	0.29%
Non-performing assets
Non-performing loans	$17,098	$15,725	$15,126	$11,435	$10,747
Other real estate owned	—	—	—	—	—

Total non-performing assets	$17,098	$15,725	$15,126	$11,435	$10,747
Capital and liquidity
Tier 1 leverage ratio	8.59%	8.62%	8.75%	8.73%	8.69%
Tier 1 risk-based capital ratio	10.63%	10.81%	10.72%	10.82%	10.71%
Total risk-based capital ratio	14.28%	14.53%	14.45%	14.60%	14.49%
Tangible common equity ratio (1)	6.18%	6.28%	6.36%	5.49%	6.00%

(1)	See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures

(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tangible Common Equity
Total Shareholder’s Equity - GAAP	$373,808	$369,659	$372,002	$332,745	$349,876
Less: Goodwill and intangible assets	134,227	134,618	135,028	134,998	135,406

Tangible common equity (Non-GAAP)	$239,581	$235,041	$236,974	$197,747	$214,470
Total Shares Outstanding	15,737,222	15,727,013	15,695,424	15,695,997	15,780,227
Tangible book value per share	$15.22	$14.95	$15.10	$12.60	$13.59
Tangible Assets
Total Assets - GAAP	$4,011,914	$3,880,258	$3,861,418	$3,737,797	$3,708,090
Less: Goodwill and intangible assets	134,227	134,618	135,028	134,998	135,406

Tangible assets (Non-GAAP)	$3,877,687	$3,745,640	$3,726,390	$3,602,799	$3,572,684
Tangible common equity to tangible assets	6.18%	6.28%	6.36%	5.49%	6.00%

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended		Six Months Ended
Efficiency ratio (non-GAAP):	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Noninterest expense (GAAP)	$28,555	$27,649	$56,244	$55,081
Less: Amortization of intangible assets expense	366	399	757	797
Less: Acquisition related expenses	—	—	—	—

Noninterest expense (non-GAAP)	28,189	27,250	55,487	54,284

Net interest income (GAAP)	27,751	31,339	56,123	63,940
Plus: Taxable equivalent adjustment	631	629	1,262	1,219
Noninterest income (GAAP)	10,543	9,149	19,047	20,217
Less: Net gains (losses) on equity securities	74	(170)	(67)	(238)

Net interest income (FTE) plus noninterest income (non-GAAP)	38,851	41,287	76,499	85,614
Efficiency ratio (non-GAAP)	72.6%	66.0%	72.5%	63.4%